CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated April 22, 2008, accompanying the financial statements of Closed-End Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 4, Closed-End Strategy: Senior Loan and Limited Duration Portfolio, Series 11, Closed-End Strategy: Cohen & Steers Master Income Portfolio, Series 10 and Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio-National Series 7 (included in Van Kampen Unit Trusts, Series
638) as of December 31, 2007, and for the period from January 11, 2007 (Initial Date of Deposit) through December 31, 2007 then ended and the financial highlights for the period from January 11, 2007 (Initial Date of Deposit) through December 31, 2007, contained in this Post-Effective Amendment No. 1 to Form S-6 (File No. 333-139099) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                               GRANT THORNTON LLP

New York, New York
April 22, 2008